Exhibit 99.1

Investor Contact: Mark Kimbrough (615) 344-2688	FOR IMMEDIATE RELEASE Media Contact: Ed Fishbough (615) 344-2810

HCA Previews 2013 Second Quarter Results

Nashville, Tenn., July 16, 2013 – HCA Holdings, Inc. (NYSE: HCA) today announced preliminary financial and operating results for the second quarter ended June 30, 2013. The financial results are subject to finalization of the Company’s quarterly financial and accounting procedures.

HCA anticipates revenues for the second quarter of 2013 will be approximately $8.450 billion compared to $8.112 billion in the second quarter of 2012. Income before income taxes for the second quarter is expected to approximate $806 million compared to $699 million in the prior year period. Net income per diluted share for the second quarter of 2013 is expected to be approximately $0.91 per diluted share compared to $0.85 for the second quarter of 2012. Adjusted EBITDA for the second quarter is expected to be approximately $1.689 billion compared to $1.569 billion in the previous year’s second quarter. Adjusted EBITDA is a non-GAAP financial measure. A table reconciling income before income taxes to Adjusted EBITDA is included in this release.

Same facility admissions for the quarter increased 1.3 percent while same facility equivalent admissions increased 1.1 percent.

Same facility revenue per equivalent admission is expected to increase approximately 2.9 percent in the second quarter of 2013 compared to the prior year’s second quarter.

The Company today is also reaffirming its previously issued guidance ranges for 2013.

HCA anticipates reporting its complete financial results for the second quarter of 2013 on, or about, August 1, 2013.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include statements that do not relate solely to historical facts and are subject to finalization of the Company’s second quarter financial and accounting procedures. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the effects related to the enactment and implementation of the Budget Control Act of 2011 (“BCA”) and the outcome of negotiations and legislation related to BCA-mandated spending reductions, which include cuts to Medicare payments, (3) the effects related to the enactment and implementation of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), the possible enactment of additional federal or state health care reforms and possible changes to the Health Reform Law and other federal, state or local laws or regulations affecting the health care industry, (4) increases in the amount and risk of collectibility of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in the Medicare, Medicaid and other state programs, including Medicaid upper payment limit programs or waiver programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under managed care agreements, the ability to enter into and renew managed care provider agreements on acceptable terms and the impact of consumer driven health plans and physician utilization trends and practices, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) future divestitures which may result in charges and possible impairments of long-lived assets, (16) changes in business strategy or development plans, (17) delays in receiving payments for services provided, (18) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (19) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (20) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments, and (21) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2012 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Holdings, Inc. and its affiliates.

HCA Holdings, Inc.

Supplemental Operating Results Summary

(Dollars in millions)

	Second Quarter
	2013	2012
	(Preliminary Estimates)
Income before income taxes	$806	$699
Depreciation and amortization	425	420
Interest expense	462	448
Losses (gains) on sales of facilities	(4)	2

Adjusted EBITDA (a)	$1,689	$1,569

(a)	Adjusted EBITDA is a non-GAAP financial measure. We believe that Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe that it is useful to investors to provide disclosures of our results of operations on the same basis as that used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its hospital facilities and their management teams.

Management and investors review both the overall performance (GAAP income before income taxes) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the adjusted EBITDA margin (adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods of the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that gains or losses on sales of facilities will occur in future periods, but the amounts recognized can vary significantly from quarter to quarter, do not directly relate to the ongoing operations of our health care facilities and complicate quarterly comparisons of our results of operations and operations comparisons with other health care companies.

Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered as an alternative to income before income taxes as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

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